UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2020
Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Cherry Street, Suite 2100
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 334-4100
Not Applicable
(Former name or former address, if changed since last report.)
________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share*	BASX*	The OTCQX Best Market*
* Until December 2, 2019, Basic Energy Services, Inc.’s common stock traded on the New York Stock Exchange under the symbol “BAS”. On December 3, 2019, Basic Energy Service, Inc.’s common stock began trading on the OTCQX® Best Market tier of the OTC Markets Group Inc. Deregistration under Section 12(b) of the Act became effective on March 16, 2020.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On November 20, 2020, Basic Energy Services, Inc. (the “Company”) announced that it extended certain deadlines in connection with its previously announced private offer to exchange (the “Exchange Offer”) its outstanding 10.75% Senior Secured Notes due 2023 (the “Existing 2023 Notes”) for newly issued 11.00% Senior Secured Notes due 2025 (the “New Notes”) and provide for a $20.0 million rights offering (the “Rights Offering”) to holders of its Existing 2023 Notes participating in the Exchange Offer to purchase new 9.75% Super Priority Lien Senior Secured Notes due 2025 (the “New Super Priority Notes”) to be issued by the Company and solicitation of consents (the “Consent Solicitation”) from eligible holders of the Existing 2023 Notes.
The Exchange Offer, Rights Offering and Consent Solicitation are being made upon the terms and conditions set forth in the offering memorandum, dated November 5, 2020 (the “Offering Memorandum”), all of which remain unchanged except as provided in the press release issued by the Company attached as Exhibit 99.1 hereto.
This Form 8-K, including Exhibit 99.1 hereto, is neither an offer to sell nor a solicitation of an offer to buy any of the Existing 2023 Notes, New Notes or New Super Priority Notes, nor is the Exchange Offer or Rights Offering being made in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities, blue sky or other laws of any such jurisdiction.
The information in this Form 8-K, including Exhibit 99.1 hereto, is being furnished pursuant to Item 8.01 of Form 8-K, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Cautionary Note Regarding Forward-Looking Statements
Many of the statements included in this Current Report on Form 8-K and the furnished exhibits constitute “forward-looking statements.” In particular, they may include statements relating to future actions, strategies, future operating and financial performance, and the Company’s future financial results. These forward-looking statements are based on current expectations and projections about future events. Readers are cautioned that forward-looking statements are not guarantees of future operating and financial performance or results and involve substantial risks and uncertainties that cannot be predicted or quantified, and consequently, the actual performance of the Company may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, factors described from time to time in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein).

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.
99.1	Press release, dated November 20, 2020, announcing extension of deadlines for the Exchange Offer, Rights Offering and Consent Solicitation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.

Date: November 20, 2020	By:	/s/ Adam L. Hurley
	Name:	Adam L. Hurley
	Title:	Executive Vice President, Chief Financial Officer
Treasurer and Secretary